SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                   The Securities Exchange Act of 1934

            Date of Report (Date of Earliest Event Reported)

                           September 20, 1995


                   PRINCETON ELECTRONIC PRODUCTS, INC.

         (Exact Name of Registrant as Specified in its Charter)



                                  0-5141
                         (Commission File Number)


New Jersey                                                       22-1848644
(State or other jurisdiction                                  (IRS Employer
of incorporation)                                       Identification No.)


          2222 East Camelback Road, Suite 200, Phoenix, AZ 85016
                  (Address of principal executive office)


                              (602) 954 2600
           (Registrant's Telephone Number, Including Area Code)






                                 FORM 8-K


       CHANGES IN NAME AND DOMICILE PURSUANT TO VOTE OF SHAREHOLDERS





The Company held an annual meeting of shareholders on September
14, 1995, pursuant to a proxy for shareholders of record as of August 1, 1995.

As a result of the votes of the shareholders the following proposals have been adopted:



Proposal One        An amendment to Princeton's Certificate of
                    Incorporation to change Princeton's name from Princeton Electronic Products, Inc. to
                    Princeton American Corporation.

                    Shares voting for:                           12,035,985
                    Shares voting against:2,171,863

Proposal Two        A change in Princeton's state of incorporation
                    from New Jersey to Nevada by means of a merger of Princeton with and into a wholly owned subsidiary which has been incorporated into Nevada.

                    Shares voting for:                            7,225,827
                    Shares voting against:                        2,622,770

Election of         All nominees for directors of the Company were
Directors           elected.



Maximum votes cast during the meeting were 14,207,848.

The Company intends to implement these proposals as soon as administrative procedures can be completed.











                                SIGNATURES



Pursuant to the requirement of The Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PRINCETON ELECTRONIC PRODUCTS, INC.
                              (Registrant)


                              By   S/ DALE E. EYMAN
                                   DALE E. EYMAN, Chairman and
                                   and Chief Executive Officer



September 20, 1995.